EXHIBIT 99
                                                   ----------

[UNITED COMPANIES LOGO]                       For More Information,
                                              Contact:

                                              Dale E. Redman
                                              Executive Vice President &
                                              Chief Financial Officer

                                              225-987-2385 or 800-234-8232

RELEASE DATE: March 1, 1999






United Companies Announces Intention to File for Reorganization
                             and
  Enter Financing Agreement with Greenwich Capital and CIT
       Board Names Midanek as Chief Executive Officer

BATON ROUGE, LA - United Companies Financial Corporation (NYSE: UC) announced today that it and certain of its subsidiaries will each commence reorganization cases under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware in Wilmington by the close of business today. The Company also announced that it has received commitments from Greenwich Capital Financial Products, Inc. and The CIT Group/Business Credit, Inc. to provide an aggregate of $500 million of debtor-in-possession financing and loan purchase facility, subject to Bankruptcy Court approval. Greenwich Capital and The CIT Group will provide working capital to the Company and Greenwich Capital will purchase, on a whole loan basis, the Company's home-equity loan originations. The Company intends to continue to maintain its business and operations while it pursues reorganization under chapter 11. The agreements with Greenwich and CIT will provide the Company with the flexibility and time necessary to establish itself as a whole loan sale company.

The  Company  also announced that its Board of  Directors  has
named  Deborah Hicks Midanek as Chief Executive Officer.   Ms.
Midanek replaces J. Terrell Brown, who will continue his 90-day leave of absence and remains a member of the Board.

Further,   the  Company  announced  that  it  has  closed   an
additional 28 under-performing UC Lending(R) branches as well as eight satellite offices as it continues to match production volume with financing capabilities. In addition, as part of its transition to a whole loan sale operation, the Company will close or sell its GINGER MAE(R) subsidiary.



United  Companies Financial Corporation is a specialty finance
company   that  provides  consumer  loan  products  nationwide
through its lending subsidiary, UC Lending(R). The Company's Common and Preferred Stock trade on the New York Stock Exchange under the symbols "UC" and "UCPRI" respectively.


The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the performance of the financial markets, in the demand for and market acceptance of United Companies' products, and in general economic conditions, including interest rates; the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Company's policies including the amount and rate of growth of Company expenses; the availability to the Company of adequate funding sources; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the effect of changes in market interest rates on the discount rate assumed by the Company in its gain on sale computations; timing of loan sales; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs; ratings; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the on going risks and uncertainties, see Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Investment Considerations in the Company's Annual Report on Form 10-K for the year ending December 31, 1997, as well as other Company filings with the Securities and Exchange Commission.